Pacific Funds Series Trust NSAR 03-31-15
EXHIBIT 77Q1(e) COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS




The following documents are included in Registrant's Form Type N1A/B, Accession No. 0001193125-14-457163 filed on December 30, 2014, and incorporated by reference herein:


Advisory Fee Waiver Agreement - PF Inflation Managed Fund




The following documents are included in Registrant's Form Type N1A/A, Accession No. 0001193125-15-027137 filed on January 30, 2015, and incorporated by reference herein:


Advisory Fee Waiver Agreement - PF Inflation Managed Fund

Advisory Fee Waiver Agreement - PF Equity Long/Short Fund

Subadvisory Agreement - AQR Capital Management, LLC

Subadvisory Agreement - BlueBay Asset Management, LLC




The following documents are included in Registrant's Form Type N1A/B, Accession No. 0001193125-15-146076 filed on April 24, 2015, and incorporated by reference herein:


Schedule A to Advisory Agreement

Amendment to the Amended and Restated Advisory Agreement

Subadvisory Agreement - AQR Capital Management, LLC

Subadvisory Agreement - BlueBay Asset Management, LLC




The following documents are included in Registrant's Form Type N1A/A, Accession No. 0001193125-15-177454 filed on May 8, 2015, and incorporated by reference herein:


Schedule A to Advisory Agreement

Amendment No. 9 to Fund Management Agreement - PIMCO

Subadvisory Agreement - Robeco Investment Management Inc., d/b/a
Boston Partners